          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2001
                                   REGISTRATION STATEMENT NO. 333-[            ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-3
                            ________________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                          SILVERSTREAM SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             04-3318325
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               TWO FEDERAL STREET
                              BILLERICA, MA 01821
                                 (978) 262-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ________________________

                                DAVID A. LITWACK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SILVERSTREAM SOFTWARE, INC.
                               TWO FEDERAL STREET
                              BILLERICA, MA 01821
                                 (978) 262-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ________________________

                                   COPIES TO:
                              JOHN H. CHORY, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                              TEL: (617) 526-6000
                              FAX: (617) 526-5000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-______________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-________________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ________________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                            AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFERING         AMOUNT OF
   TITLE OF SHARES TO BE REGISTERED          REGISTERED            PER SHARE(1)              PRICE(1)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
  share................................        341,507              $10.53125             $3,596,495.59             $899.12
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on March 12, 2001.
                            ________________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 16, 2001

PROSPECTUS

[SILVERSTREAM LOGO]

                         341,507 SHARES OF COMMON STOCK

                            ------------------------

     This prospectus relates to resales of shares of common stock previously issued by SilverStream Software, Inc. to a company which we acquired.

     We will not receive any proceeds from the sale of the shares.

     The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

     Our common stock is traded on the Nasdaq National Market under the symbol "SSSW." On March 9, 2001, the closing sale price of our common stock on Nasdaq was $11 per share.

                            ------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

     THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this prospectus is March 16, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................   3
THE OFFERING................................................   4
RISK FACTORS................................................   5
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........   6
USE OF PROCEEDS.............................................   6
SELLING STOCKHOLDERS........................................   7
PLAN OF DISTRIBUTION........................................   8
LEGAL MATTERS...............................................   9
EXPERTS.....................................................   9
WHERE YOU CAN FIND MORE INFORMATION.........................   9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   9

     Our executive offices are located at Two Federal Street, Billerica, Massachusetts 01821, our telephone number is (978) 262-3000 and our website address is www.silverstream.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to "SilverStream," "we," "us," and "our" refer to SilverStream Software, Inc. and its subsidiaries.

     SilverStream is a registered trademark and ObjectEra, eObject, xCommerce, jBroker and the SilverStream logo are trademarks of SilverStream Software, Inc. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

                          SILVERSTREAM SOFTWARE, INC.

     We are a leading provider of solutions for building, deploying and managing large-scale Internet, e-commerce, business-to-business, enterprise portal and intranet applications. The advantages of Web-based technology are driving the creation of a new generation of business-transforming software programs. These powerful Web-based programs, or Web applications, link a broad universe of customers, vendors, employees and partners with multiple, diverse data sources. We believe our products and services help our customers to rapidly develop Web applications that are scalable, reliable and secure. Using our products and services, organizations can create and deploy robust Web applications in diverse areas such as e-commerce, business-to-business commerce, enterprise portals, employee self-service, supply chain management and customer service.

     We accelerate customer success through several enterprise-class offerings. The SilverStream Application Server offers customers a proven, scalable and reliable platform with comprehensive support for the Java2 Enterprise Edition
(J2EE) standard, plus value-add features for rapid application development and deployment. Advanced ePortal and XML-based integration solutions, with the SilverStream Application Server or other best-of-breed, standards-based application servers as a foundation, drives our customer success with e-business initiatives. A brief summary of each product offering is as follows:

  APPLICATION SERVER

          The SilverStream Application Server allows companies to build and deploy complex Java and HTML applications on which they can run their businesses. It is designed and optimized for the intra/ Inter/extranet, and delivers both client- and server-side Java and client-side HTML. The SilverStream Application Server is one of the first application servers to tightly integrate business logic, extensive database access, content creation, publishing, collaboration and communications in one solution. The comprehensive solution is designed to make developers productive with its tightly integrated design tools that lets them build secure enterprise Web applications utilizing the power of a database to store, retrieve and manipulate content and data.

  XCOMMERCE

          Our xCommerce products are designed specifically to permit business analysts and software engineers to rapidly enable their proprietary systems for XML integration, map the data flows of those systems to other XML-enabled applications and manage the runtime environment through which integrated applications interoperate. By leveraging the enormous power of XML, winning enterprises are forging a new generation of connections with customers, suppliers and business partners.

  SILVERSTREAM EPORTAL

          In addition to the xCommerce products, we now have available an end-to-end portal solution -- comprehensive consulting services along with the SilverStream Enterprise Portal Framework -- built on top of the SilverStream Application Server. This framework is a Web application that provides an integrated, personalized view of all applications and information an employee, customer and partner need on a regular basis.

     All of the above product offerings also include comprehensive application engineering, implementation, training and support services to help ensure the successful development and implementation of Web applications by our customers.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     We market our products and services globally through our direct sales force and a network of independent software vendors, value-added resellers, system integrators and consulting partners. To date, we have licensed the SilverStream Application Server to over 1,500 customers in a wide variety of industries, including communication, financial services, government, manufacturing, oil and gas, pharmaceutical, technology and transportation.

     We are a Delaware corporation. Our principal executive offices are located at Two Federal Street, Billerica, Massachusetts 01821 and our telephone number is (978) 262-3000. Our web site address is www.silverstream.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only. SilverStream is a registered trademark and ObjectEra, eObject, xCommerce, jBroker and the SilverStream logo are trademarks of SilverStream Software, Inc. This prospectus also contains trademarks and trade names of other companies.

                                  THE OFFERING

Common stock offered by selling                341,507 shares
  stockholders...............................
                                               We will not receive any proceeds from the
Use of proceeds..............................  sale of shares in this offering
Nasdaq National Market symbol................  SSSW

--------------------------------------------------------------------------------

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

                         RISKS RELATED TO OUR BUSINESS

     The risks related to our business are incorporated by reference from the filings described in "Incorporation of Certain Documents by Reference" below.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES IN THIS OFFERING.

     The market price of our common stock has been highly volatile and has fluctuated significantly in the past. The market price of our common stock may continue to fluctuate significantly in response to the following factors, some of which are beyond our control:

     - Variations in our quarterly operating results;

     - Changes in securities analysts' estimates of our financial performance;

     - Changes in market valuations of similar companies;

     - Announcements by us or our competitors of new or enhanced products or significant contracts, acquisitions or strategic partnerships;

     - Additions or departures of key personnel; and

     - Future sales of our common stock or other securities.

WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION DUE TO OUR EXPECTED STOCK PRICE VOLATILITY.

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

OUR STOCK PRICE COULD BE ADVERSELY AFFECTED BY SHARES BECOMING AVAILABLE FOR
SALE.

     Sales of a substantial number of shares of our common stock in the public market after this offering could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

PURCHASERS IN THIS OFFERING WILL INCUR IMMEDIATE, SUBSTANTIAL DILUTION.

     The public offering price of our common stock in this offering is substantially higher than the book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate and substantial dilution. In the past, we issued options to acquire common stock at prices significantly below the anticipated public offering price. To the extent these outstanding options are ultimately exercised, there will be further dilution to investors in this offering.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY.

     Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

INSIDERS HAVE SUBSTANTIAL INFLUENCE OVER SILVERSTREAM AND COULD DELAY OR PREVENT A CHANGE IN CORPORATE CONTROL.

     Our executive officers, directors and principal stockholders beneficially own, in the aggregate, approximately 23% of our outstanding common stock. As a result, these stockholders have the ability to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could have the effect of delaying or preventing a change of control of SilverStream.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders.

     The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

     We issued the shares of common stock covered by this prospectus to Waptop Holding A/S in connection with our acquisition of part of the business of Waptop on March 1, 2001. These shares were issued in a private placement. The following table sets forth, to our knowledge, certain information about this selling stockholder as of March 16, 2001.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable under stock options that are exercisable within 60 days after March 16, 2001 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

                                          SHARES OF COMMON                            SHARES OF COMMON
                                         STOCK BENEFICIALLY                              STOCK TO BE
                                           OWNED PRIOR TO                            BENEFICIALLY OWNED
                                              OFFERING          NUMBER OF SHARES     AFTER OFFERING (1)
                                        --------------------     OF COMMON STOCK     -------------------
NAME OF SELLING STOCKHOLDER             NUMBER    PERCENTAGE    BEING OFFERED (1)    NUMBER   PERCENTAGE
---------------------------             -------   ----------    -----------------    ------   ----------
Waptop Holding A/S....................  341,507       *              341,507           0          *

---------------
 *  Less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we can not estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

     The selling stockholder has not held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except that the selling stockholder sold part of its business to us.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     - in privately negotiated transactions; and

     - in options transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) March 1, 2002.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                    EXPERTS

     The consolidated financial statements and schedule of SilverStream Software, Inc. appearing in SilverStream Software, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus:

     (1)  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2000 and September 30, 2000;

     (3) Our Current Report on Form 8-K filed on April 19, 2000, as amended by a Form 8-K/A filed on June 20, 2000;

     (4) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

     (5) The description of our common stock contained in our Registration Statement on Form 8-A dated August 9, 1999.

     You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                                            SilverStream Software, Inc.
                                            Two Federal Street
                                            Billerica, MA 01821
                                            Attention: Chief Financial Officer
                                            Telephone: (978) 262-3000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SilverStream Software, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee -- Securities and Exchange Commission............  $   899.12
Legal fees and expenses.....................................  $10,000.00
Accounting fees and expenses................................  $ 2,000.00
Miscellaneous expenses......................................  $        0
                                                              ----------
          Total Expenses....................................  $12,899.12
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SEVENTH of the Registrant's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of the Restated Certificate provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant naming him as a party by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer in advance of the final disposition of a legal proceeding, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article EIGHTH of the Restated Certificate further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant has obtained liability insurance for its officers and directors.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 2.1(1)    Agreement and Plan of Merger, dated December 13, 1999, by
           and among the Registrant, SilverStream Acquisition
           Corporation and GemLogic, Inc.

 2.2(1) Stock Purchase Agreement, dated December 13, 1999, by and among the Registrant, ObjectEra, Inc. and the Stockholders of ObjectEra, Inc.

 4.1(2)    Specimen common stock certificate.

 4.2(3) Second Amended and Restated Certificate of Incorporation of the Registrant.

 4.3(3)    Amended and Restated By-laws of the Registrant.

 5.1       Opinion of Hale and Dorr LLP.

23.1       Consent of Ernst & Young LLP

23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1       Power of Attorney (See page II-4 of this Registration
           Statement).

---------------
(1) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 1999.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-80553).

(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-94103).

ITEM 17.  UNDERTAKINGS.

     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on March 14, 2001.

                                          SILVERSTREAM SOFTWARE, INC.

                                          By:      /s/ CRAIG A. DYNES
                                              ----------------------------------
                                                       Craig A. Dynes
                                              Vice President, Chief Financial
                                                           Officer,
                                                  Treasurer and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of SilverStream Software, Inc., hereby severally constitute and appoint David R. Skok, David A. Litwack and Craig A. Dynes and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SilverStream Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----

              /s/ DAVID R. SKOK                Chairman of the Board of Directors      March 14, 2001
---------------------------------------------
                David R. Skok

            /s/ DAVID A. LITWACK               President, Chief Executive Officer and  March 14, 2001
---------------------------------------------  Director (Principal Executive Officer)
              David A. Litwack

             /s/ CRAIG A. DYNES                Vice President, Chief Financial         March 14, 2001
---------------------------------------------  Officer, Treasurer and Secretary
               Craig A. Dynes                  (Principal Financial and Accounting
                                               Officer)

             /s/ TIMOTHY BARROWS               Director                                March 14, 2001
---------------------------------------------
               Timothy Barrows

           /s/ RICHARD A. D'AMORE              Director                                March 14, 2001
---------------------------------------------
             Richard A. D'Amore

            /s/ PAUL J. SEVERINO               Director                                March 14, 2001
---------------------------------------------
              Paul J. Severino

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 2.1(1)    Agreement and Plan of Merger, dated December 13, 1999, by
           and among the Registrant, SilverStream Acquisition
           Corporation and GemLogic, Inc.

 2.2(1) Stock Purchase Agreement, dated December 13, 1999, by and among the Registrant, ObjectEra, Inc. and the Stockholders of ObjectEra, Inc.

 4.1(2)    Specimen common stock certificate.

 4.2(3) Second Amended and Restated Certificate of Incorporation of the Registrant.

 4.3(3)    Amended and Restated By-laws of the Registrant.

 5.1       Opinion of Hale and Dorr LLP.

23.1       Consent of Ernst & Young LLP

23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1       Power of Attorney (See page II-4 of this Registration
           Statement).

---------------
(1) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 1999.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-80553).

(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-94103).